                                                                    Exhibit 10.4

                   Subscription Agreement & Investment Letter
                               DDR SYSTEMS, INC.


To:  DDR Systems, Inc.
     3650 W. 30th Ave
     Vancouver, British Columbia
     Canada    V6S 1W8

     The Undersigned hereby subscribes for:

     575,000 shares of Common Stock ($0.045 par value) (the "Common Stock") of DDR Systems, Inc. (the "Company") at $.045 per Share

pursuant to discussions with management of the Company regarding the specific business plans of the Company. The undersigned acknowledges that he fully understands that (i) the Company is a start-up company and is not currently conducting any business but does have specific business plans; (ii) following completion of its current financing, the Company will have approximately 12,300,000 shares of Common Stock issued and outstanding; and (iii) the Shares are being offered pursuant to an exemption from registration under Regulation S promulgated under the Securities Act of 1933, as amended (the "Act"). It is further acknowledged that the Undersigned: (i) is not relying upon any representations other than those specifically made by officers or representatives of the Company and (ii) has had access to the Company's officers and directors for purposes of obtaining any information requested by the Undersigned.

Payment of $25,875.00 as payment in full of the purchase price will be made by the law firm of Vandeberg Johnson & Gandara trust check.

The Undersign represents that he has the financial and business acumen to properly evaluate the risks and merits of this investment.

Assumption Of Risks: The undersigned can bear the full economic risk of this investment, including the possible total loss thereof. Further, the undersigned acknowledges that this investment is currently illiquid and may continue as such for an indeterminate period of time.

Transfer Restrictions: This purchase is for investment purposes only, with no present view towards the resale or other subsequent distribution of all or any part of the securities being purchased. The undersigned represents that no resale or transfer shall be attempted other than in full compliance with all of the then applicable federal and or state statutes and rules. It is understood that a transfer restriction notice may be prominently placed upon the Certificates for Shares if such is required in the country in which the subscriber resides.

If this subscription is rejected by the Company, in whole or in part, for any reason, all funds will be returned, without interest or deduction of any kind, within twelve business days of such rejection.


Printed Name:  Green Grove Trading Limited


Signature:     /s/
               --------------------------------------------

Date:          December 5, 1999

Address: Attention Nick Keeling, Five Chancery Lane, Clifford's Inn

City: London                            Country: England  EC4A 1BU

     the foregoing Subscription is hereby accepted: [x] In Full; [ ] Partial
Allocation: 575,000 shares, for and on behalf of DDR Systems, Inc. , on the 5th day of December, 1999.


     By:  /s/
          --------------------------
          Glenn Jones, President